Exhibit 10.19

Healthy Choice Wellness Corp.

Attn: Jeffrey Holman

3300 N. 28th Way, Unit #1

Hollywood, FL 33020

August 17, 2024

Dear Mr. Holman:

On May 16, 2024, I entered into that certain line of credit agreement (the “Loan Agreement”) with Healthy Choice Wellness Corp. (the “Borrower”). We hereby agree to amend the Loan Agreement to change the “Maturity Date” from August 31, 2025 to February 28, 2026.

This amendment (the “Amendment”) to the Loan Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to its conflict of law rules. Except as expressly amended by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the Loan Agreement to “this Agreement” or words of similar import shall refer to the Loan Agreement as amended by this Amendment.

Very truly yours,

By:	/s/ Hal Mintz
Name:	Hal Mintz

Agreed and accepted this 17th day of August, 2024

HEALTHY CHOICE WELLNESS CORP.

By:	/s/ Jeffrey Holman
Name:	Jeffrey Holman, CEO